EXHIBIT 10.6

BANCO DE ORO

U    N    I    B    A    N    K

Term Loan Facility

Non-Individual

SCHEDULE A

Name of Borrower/s:	PSMT PHILIPPINES, INC.

Type of Organization:	Corporation (Private Non-Financial Corp)

Place of Organization:	Philippines

Address of the Borrower/s:	32nd Street, 5th Avenue, Fort Bonifacio, Global City, Taguig, Metro Manila

Date Loan Agreement is Executed:	September 12, 2002

Place Loan Agreement is Executed:	Mandaluyong City

SCHEDULE B

Number of Calendar Months to Maturity:	60 Months

Default Interest Rate:	Three per cent (3%) per month from time of default until fully paid.

Interval Between Interest Setting Dates:	Quarterly

Interval Between Installment Dates:

Principal shall be payable in equal quarterly amortization commencing after three (3) years grace period and full payment of the remaining Principal balance at maturity. Interest shall be payable quarterly depending on tenure of benchmark.

Initial Maturity of Loan:	September 13, 2007

Principal Amount of Loan:	Peso equivalent of USD 5,500,000.00

Maximum Maturity of Loan Inclusive of Discretionary Renewals:	5.00 years

Purpose of Loan:	To finance permanent working capital requirements of PSMT PHILIPPINES, INC. i.e. expansion of the fourth outlet of PriceSmart

Penalty for Principal Prepayment:

Three percent (3%) for Peso of any full or partial prepayment shall be collected except in cases where prepayment in full is caused by non-acceptance of the adjusted interest rate. Prepayment may be effected only on an amortization due date or interest setting date.

Properties Mortgaged/Other Security (Article III):

Assignment of US Dollar time deposit issued in the name of PSMT PHILIPPINES, INC. in the amount of USD 5.5 Million.

SCHEDULE C

(Other Provisions)

Gross Receipts Tax – In case the maturity period of the loan is to be shortened through pretermination, the resulting additional GRT on interest due to the correction of the rate of GRT shall be for the account of the Borrower/s.

Interest Repricing – In case of non-payment of any amortization due, the Bank may, at its option, suspend interest repricing. Where the Bank opts to reprice interest, it may continue to use the formula or the interest rate last quoted, whichever is higher.

SCHEDULE D

(Interest Rate Setting)

(a)	First 91 days from and after value date, a fixed rate of 6.8423% per annum;

(b)	Thereafter, an adjustable per annum rate calculated on each interest Setting Date based on formula:

125 basis points over 90 day Mart1

“MART1 Reference Rate” shall mean:

(a.) the rates which appear on Bloomberg Page “MART1”

“Bloomberg page MART1” shall mean the display designated as “MART1” on the Bloomberg Service (or such other page as may replace MART1 on that service) or such other service as may be nominated by the Open Market Committee of the Bankers Association of the Philippines (BAP).

Rates shall be defined within the context of the following:

–	Rates which are based on the best 60% of the live bids posted on a daily basis by fixing participants using the prescribed Electronic Service Provider (Bloomberg) for all the “on-the-run” tenors beginning 9:30 a.m. up to 11:15 a.m., Philippine time.

–	Closing prices as of 11:15 a.m. shall constitute the raw data for the computation of the final fixing.

–	Fixing rates will be broadcasted by the designated electronic service provider forthwith following the trading hours aforequoted.

–	In case the designated electronic service provider experiences a breakdown, the previous day fixing shall be used. However, in case of abnormal market movements as determined by the OD (officer of the day), the Bank shall have the option to derive the fixing rate from an average of the three (3) most active banks’ bids for the day.

PSMT PHILIPPINES, INC. Borrower

By:	/s/ MANUEL M. DACAYAN	/s/ ROBERT C. SEE
	MANUEL M. DACAYAN Comptroller	ROBERT C. SEE Director

BANCO DE ORO UNIVERSAL BANK Lender

By:	/s/ VICTORIANO F. INOCENTRES JR.	/s/ ANITA U. MUSTERA
	VICTORIANO F. INOCENTRES JR. Sr. Assistant Vice President	ANITA U. MUSTERA Assistant Vice President

SIGNED IN THE PRESENCE OF:

By:	/s/ SOPHIA ONG	By:	/s/ ANA BENIPAYO
	Sophia Ong		Ana Benipayo